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Exhibit 99.2

BRAUN CONSULTING, INC.
CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PUSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

        In connection with the Quarterly Report of Braun Consulting, Inc. (the "Company") on Form 10-Q for the quarter ended March 31, 2003, as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, Thomas A. Schuler, Senior Vice President of Corporate Development and Investor Relations (Principal Financial Officer) of the Company, certify, pursuant to 18 U.S.C. ss. 1350, as adopted pursuant to ss. 906 of the Sarbanes-Oxley Act of 2002, that:

  (1)
  The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

  (2)
  The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

        This certificate is being furnished solely for the purpose of Section 906 and is not being filed as part of the report.

        A signed original of this written statement required by Section 906 has been provided to Braun Consulting, Inc. and will be retained by Braun Consulting, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.

/s/ THOMAS A. SCHULER Thomas A. Schuler Senior Vice President of Corporate Development and Investor Relations (Principal Financial Officer) May 15, 2003

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BRAUN CONSULTING, INC. CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350, AS ADOPTED PUSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002